Exhibit 32
CERTIFICATION PURSUANT TO SECTION 906 OF THE PUBLIC COMPANY
ACCOUNTING REFORM AND INVESTOR PROTECTION ACT OF 2002
(18 U.S.C. § 1350, AS ADOPTED)
     Pursuant to Section906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted, the “Sarbanes-Oxley Act”), Christian Itin, the Chief Executive Officer of Micromet, Inc. (the “Company”), and Christopher P. Schnittker, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1.	The Company’s Annual Report on Form 10-K, as amended by Amendment No. 1 to Form 10-K, for the year ended December 31, 2006, to which this Certification is attached as Exhibit 32 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.
Dated: May 10, 2007

/s/ Christian Itin Christian Itin	/s/ Christopher P. Schnittker Christopher P. Schnittker
Chief Executive Officer	Chief Financial Officer
Note: This certification accompanies the Annual Report pursuant to § 906 of the Sarbanes-Oxley Act and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.